UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2012

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Costco Wholesale Corp. (the “Company”) approved the fiscal 2013 performance criteria for bonuses to executive officers. Under these criteria, executive officers are eligible to receive bonuses, up to $200,000 depending on the individual, based on the achievement of specified targets relating to pre-tax income and operational characteristics relevant to the executive’s area of responsibility. See Exhibit 10.1. The bonus amounts will be recommended by the Chief Executive Officer, subject to further approval of the Committee, based on the performance criteria referenced above.

Also on October 30, the Board approved revised arrangements concerning the employment of James D. Sinegal. As previously disclosed, he retired as Chief Executive Officer of the Company on December 31, 2011, and was to continue his employment with the Company until February 1, 2013. In 2011, the Committee determined the compensation arrangements for Mr. Sinegal during this transition as follows: a pro rata portion of his annual salary (prescribed by contract as $350,000) until December 31, 2011 while he served as Chief Executive Officer and eligibility for an award of one-third of his normal bonus arrangement (a maximum of $66,667), to be determined by the Committee. (On October 30, 2012, the Committee awarded Mr. Sinegal a bonus of $65,022.) For the period January 1, 2012, to February 1, 2013, he was to receive a salary of $100,000 without eligibility for a bonus award. He was also awarded a grant of 8,333 restricted stock units related to this service; one-half were to vest upon satisfaction of the performance conditions (which were determined to have been satisfied by Committee in October 2012); and the remaining half was to vest at February 1, 2013, when service as an employee was to conclude. Under the revised arrangements, Mr. Sinegal’s employment will continue until April 30, 2013, during which time he will receive a salary of $7,692 per month and continue to receive employee benefits and to vest in restricted stock units (estimated to be an additional 15,000 units). In addition, at April 30 he will receive accelerated vesting for all units otherwise unvested at that date, estimated to be 10,833 units.

Item 8.01.	Other Events

The Board of Directors declared a quarterly cash dividend on the Company's common stock. The dividend of $.275 per share declared on October 30, 2012, is payable November 30, 2012, to shareholders of record at the close of business on November 16, 2012.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

10.1.	Fiscal 2012 Executive Bonus Plan.
99.1.	Press release dated October 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 1, 2012.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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